UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2020
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2020, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) approved a discretionary bonus, referred to as a “Discretionary Resilience Bonus,” to be paid in February 2021 to all eligible employees who joined the Company on or before September 30, 2020 and who are on payroll on December 31, 2020. The Discretionary Resilience Bonus will equal 60% of each eligible employee’s 2020 bonus target, prorated for those employees who joined the Company during the year. The Committee believes it is appropriate to award a bonus to employees for 2020 on a discretionary basis to recognize their efforts to overhaul the business by executing the actions that the Company refers to as The Rewire plan; to develop the Company’s forthcoming 5-year (2021-2025) strategic plan, The Hardwire; and to address the challenges associated with the unprecedented impacts of the COVID-19 pandemic on the Company’s operations and business. In response to the impacts of COVID-19, the Company temporarily reduced executive salaries during 2020. Also, employees will not receive any payments under any short-term incentive plan in respect of 2020 performance.

The following executive officers are among those eligible to receive the Discretionary Resilience Bonus in the respective amounts indicated:

Gina Goetter, Chief Financial Officer - $50,673 (Ms. Goetter joined the Company on September 29, 2020);

Larry Hund, Chief Commercial Officer - $349,037; and

Luke Mansfield, Vice President Motorcycle Management - $157,601.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: December 18, 2020	/s/ Paul J. Krause
Paul J. Krause
Secretary